                                                                     EXHIBIT 4.3

The Chase Manhattan Bank                                           Scott R. Rose
MMBG                                                              Vice President
One Chase Square, Tower 9
Rochester, NY 14643
Tel: 716-258-0814
Fax: 716-258-0841
                               [CHASE LETTERHEAD]


                                  May 4, 2000


Mr. Andrew Ashworth
Global Treasurer
Genencor International, Inc.
200 Meridian Centre Blvd.
Rochester, NY 14618

Dear Andy:

I am pleased to inform you that The Chase Manhattan Bank (the "Bank") is prepared, in its sole discretion, to offer a line of credit to Genencor International, Inc. (the "Borrower") subject to the terms and conditions described below and in the attached Term Sheet.

Any advances which the Bank may extend will be on the terms and conditions as we may require at the time the Borrower requests an advance and must be evidenced by documents in form and substance satisfactory to the Bank.

This line of credit does not constitute a commitment or in any way obligate the Bank to lend whether or not the Borrower satisfies the conditions stated in this letter, and is issued subject to the Bank in its sole discretion, continuing to be satisfied with the Borrower's financial condition and economic prospects, prompt advice to the Bank of any circumstances which might materially or adversely affect the Borrower, and the Borrower's maintenance of a satisfactory relationship with the Bank.

This letter is for the Borrower's information only and is not to be show to or relied upon by third parties. This letter constitutes the entire understanding between the Bank and the Borrower and supersedes all prior discussions. The terms and conditions set forth in this letter shall survive the execution of the documents evidencing the indebtedness and shall remain in effect so long as this facility remains in place or any amounts remain outstanding under this line of credit.

The Bank will consider requests for advances hereunder until the earlier of the activation of the contemplated revolving credit facility or November 7, 2000, unless this discretionary line of credit is earlier terminated by the Bank in its sole discretion.
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Mr. Andrew Ashworth
May 4, 2000
Page 2


Please acknowledge your understanding of the foregoing by signing and returning the enclosed copy of this letter to the undersigned at your earliest convenience.

We appreciate the opportunity to be of service to you.



                                    Very truly yours,


                                    THE CHASE MANHATTAN BANK


                                    /s/ SCOTT R. ROSE
                                    -----------------------------------
                                    Scott R. Rose
                                    Vice President



SRR/GcorLtrCrdMay00.doc
Enclosure


RECEIPT OF THE FOREGOING LETTER IS HEREBY ACKNOWLEDGED,
TOGETHER WITH ASENT TO THE TERMS THEREOF:


GENENCOR INTERNATIONAL, INC.


By: /s/ RAYMOND J. LAND                                Date: 5/4/00
   --------------------------------------------        -------------------------

Its: Raymond J. Land Sr. Vice President and CFO
    -------------------------------------------

By: /s/ ANDREW P. ASHWORTH
   --------------------------------------------

Its: GLOBAL TREASURER
    -------------------------------------------


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                                  [CHASE LOGO]

                          GENENCOR INTERNATIONAL, INC.

                                   TERM SHEET

                               DATED MAY 4, 2000


BORROWER:      Genencor International, Inc.

BANK:          The Chase Manhattan Bank

FACILITY:      $30,000,000 line of credit

PURPOSE:       Support of general corporate purposes

MATURITY:      Payable on a demand basis, but in no event later than the earlier of activation of the below R/Cs or November 7, 2000.

INTEREST RATE
OPTIONS:       The Bank's Prime Rate (in minimum borrowing amounts of $10,000)

               The Bank's reserve adjusted London Interbank Offering (LIBO) Rate plus 100 basis points for interest periods of one, two, or three months, and for amounts not less than $500,000 (maximum of three LIBO Rate tranches outstanding at any one time), and in $50,000 increments.